                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Tribune Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                         [TRIBUNE COMPANY LETTERHEAD]





March 2000


Dear Fellow Shareholder:

I'm sure you have heard that Tribune Company has agreed to merge with The Times Mirror Company, one of the top media companies in the United States. The announcement was made shortly after the enclosed annual report was printed.

The merger will create the nation's premier local-market media company, with extensive operations in broadcasting, publishing and interactive. The newly merged company will retain the Tribune name and our Chicago headquarters. I will continue to serve as chairman, president and chief executive officer.

Times Mirror is a great strategic fit. Like Tribune, it is a strong, successful company with world-class media assets in major markets. Times Mirror's seven daily newspapers include the flagship Los Angeles Times, Newsday (New York), The Baltimore Sun and The Hartford Courant. Times Mirror also has an excellent Internet division serving targeted online communities. The merger will provide the platform to give our interactive business a truly national presence and create one of the largest providers of interactive news, information and entertainment services in the United States.

We expect the merger to close in the third quarter of 2000. Upon completion, Tribune will have operations in 18 of the top 30 U.S. markets and will be the only media company with newspaper and television combinations in the nation's three largest markets--New York, Los Angeles and Chicago.

The merger with Times Mirror is financially compelling, and we believe it will create significant shareholder value over time. By joining together, we are building a national "footprint" for our company with the scale and scope to stay competitive and grow in the consolidating media marketplace. You will see much more about the merger in the upcoming Tribune 1st quarter report to shareholders. In the meantime, more information is available at www.tribune.com.

Sincerely,

/s/ John W. Madigan

The cover page of the proxy statement for the Tribune Company 2000 annual meeting of shareholders consists of (a) the Tribune logo in the upper left-hand corner, (b) the following text appearing below the Tribune logo: "Notice of 2000 Annual Meeting and Proxy Statement" and (c) a duotone graphic consisting of four overlapping boxes of different shades in the center of the lower half of the page with the name of each of Tribune Company's business units - publishing, broadcasting, interactive and education - appearing in each box and the text "A Winning Combination" beginning in the middle of the overlapping boxes and extending out to the right.

John W. Madigan               [TRIBUNE LOGO]       Tribune Company
Chairman, President and                            435 North Michigan Avenue
Chief Executive Officer                            Chicago, Illinois 60611-4001
312/222-3123                                       fax: 312/222-9670
                                                   e-mail: jmadigan@tribune.com
                                                   e-mail: jm435@aol.com

Dear Shareholder:

The 2000 Tribune Annual Meeting of Shareholders will be held on Tuesday, May 2, 2000 at 11 a.m., Chicago time at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, Chicago, Illinois. Your attendance at the meeting is encouraged.

As in past years, the meeting will be broadcast live via satellite. Shareholders with satellite receivers may watch the meeting by following the tuning instructions provided on the next page.

The two formal items of business to be considered at the meeting are described in the following pages. In addition, we will report on Tribune's 1999 performance and the status of the pending merger with The Times Mirror Company and address any questions or comments.

James C. Dowdle retired as Tribune's Executive Vice President on December 31, 1999 and in accordance with Tribune's by-laws will not be standing for reelection at this year's annual meeting. Jim served as the President of Tribune Broadcasting from 1981 to 1997 and has served as a director since 1985. We are grateful for Jim's many contributions to the success of Tribune and we wish him well in his retirement.

Dennis J. FitzSimons is a new director nominee this year. Dennis was elected Executive Vice President of Tribune effective January 1, 2000 and has been part of Tribune Broadcasting since 1982 and its President since 1997. We believe Dennis' substantial broadcast industry and general management experience will be invaluable in helping Tribune implement winning strategies as a leading media company.

Regardless of your plans for attending in person, it is important that your shares be represented at the meeting. You may vote your shares via a toll-free telephone number or the Internet or you may sign, date and return the enclosed proxy card and/or voting instruction card in the envelope provided. This will enable you to vote on the business to be transacted whether or not you attend the meeting. Instructions regarding all three methods of voting are contained on the proxy card and voting instruction card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ John W. Madigan


March 24, 2000

                                [TRIBUNE LOGO]

                               -----------------

                              NOTICE OF THE 2000
                        ANNUAL MEETING OF SHAREHOLDERS

                              ------------------

The Annual Meeting of Shareholders of Tribune Company will be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, Chicago, Illinois at 11 a.m., Chicago time on Tuesday, May 2, 2000, for the purpose of considering and voting on the following matters:

1. Election of four (4) directors;

2. Ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and

3. Such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on March 7, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof. An admission ticket is not required for attendance at the meeting; however, confirmation of stock ownership will be made prior to admission to the meeting. If your shares are held by a broker or a bank, please bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Whether or not you plan to attend the meeting in person, we urge you to vote your shares via the toll-free telephone number or the Internet or by marking, signing, dating and returning the proxy card and/or voting instruction card promptly in the enclosed postage-paid envelope. The voting instruction card relates to shares held under certain employee benefit plans. The proxy is revocable and will not affect the right of shareholders of record attending the meeting to vote in person.

By Order of the Board of Directors

CRANE H. KENNEY
Vice President, General Counsel
and Secretary

March 24, 2000

                     SATELLITE BROADCAST OF ANNUAL MEETING

 The meeting will be broadcast live via satellite. It will be distributed as follows for individuals with satellite reception:

 Galaxy 3 (C Band) Transponder 15 Horizontal Polarity Downlink
 Frequency 4000 MHz. Audio 6.2 and 6.8

                                [TRIBUNE LOGO]

                           435 North Michigan Avenue
                            Chicago, Illinois 60611

                               ----------------

                                PROXY STATEMENT

                               ----------------

This proxy statement contains information related to the 2000 annual meeting of shareholders of Tribune Company to be held at the Hotel Inter-Continental Chicago, 505 North Michigan Avenue, Chicago, Illinois on Tuesday, May 2, 2000 at 11 a.m., Chicago time, or any adjournment thereof, for the purposes set forth in the accompanying notice. This Proxy Statement and accompanying forms of proxy and voting instructions are being mailed to shareholders on or about March 24, 2000. The Tribune Board of Directors is making this proxy solicitation.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of the Board's selection of Tribune's independent accountants. In addition, management will report on Tribune's 1999 performance and the status of the pending merger with The Times Mirror Company and respond to questions and comments from shareholders.

Who is entitled to vote?

Shareholders of record at the close of business on March 7, 2000
(the "Record Date") are entitled to vote at the meeting. On that date there were 237,490,572 shares of Tribune common stock and 1,217,133 shares of Tribune preferred stock entitled to vote. With regard to all matters submitted to a vote at the meeting, each share of common stock is entitled to one vote and each share of preferred stock, voting together as a class with the common stock, is entitled to 18.32 votes.

Who can attend the meeting?

All shareholders as of the Record Date, or their duly appointed proxies, can attend. Seating, however, is limited and attendance at the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee) you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the meeting.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of Tribune common stock outstanding on March 7, 2000 will constitute a quorum to conduct business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

Shareholders of record can vote in person or by mail, telephone or the Internet. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope. To vote by telephone or the Internet, follow the instructions on the proxy card. Your shares will be voted as you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the ratification of the Board's selection of Tribune's independent accountants.

You have the right to revoke your proxy at any time before the meeting by (a) delivering a written notice of revocation to Tribune's corporate secretary, (b) voting in person by ballot at the meeting, (c) returning a later-dated proxy card or (d) entering a new vote by telephone or the Internet.

If you are a shareholder who holds shares in street name, your broker or other nominee will instruct you as to how your shares may be voted by proxy, including whether telephonic or Internet voting options are available. You will not be permitted to vote shares held in street name in person at the meeting unless you have a proxy executed in your favor by the holder of record.

How do I vote my shares in Tribune's Employee Stock Plans?

If you are a participant in the Tribune Company Employee Stock Ownership Plan (the "ESOP"), the Tribune Company Savings Incentive Plan (the "SIP") or the Tribune Company Employee Stock Purchase Plan (the "ESPP"), you are entitled to instruct the respective plan trustee or nominee how to cast the votes related to such shares. Plan participants may give instructions to the respective plan trustee or nominee by mail, telephone or the Internet. To vote by mail, complete, sign and date the enclosed voting instruction card and return it in the enclosed prepaid envelope. To vote by telephone or the Internet, follow the instructions on the voting instruction card.

Any participant giving instructions to a plan trustee or nominee may revoke or modify such instructions prior to April 28, 2000 by written notice given to the trustee or nominee. The trustee or nominee will vote shares under these plans in accordance with instructions that are received by April 28, 2000. Shares held by the ESOP and the SIP for which no instructions are received by April 28, 2000 will be voted in the same proportion as the shares in each plan for which instructions were received. Shares related to the ESPP for which no instructions are received by April 28, 2000 will be voted in accordance with the voting instructions set forth above. ESOP shares not allocated to any participant accounts will be voted in the same proportion as the ESOP shares for which voting instructions are received.

Who will count the vote?

First Chicago Trust Company, a Division of EquiServe, will tabulate the votes and act as inspectors of election.

What are the Board's recommendations?

Unless you give other instructions when voting your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board. The Board recommends a vote for the election of the four nominees for director and for the ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for the 2000 fiscal year. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each matter to be voted on?

  . Election of Directors. Directors are elected by a plurality. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled shall be elected. You do not have the right to cumulate votes in the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

  . Other Proposals. The ratification of the Board's selection of our independent accountants and the approval of any other matter that may be properly presented at the meeting require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the Board's selection of our independent accountants will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a vote against such matter.

Proxies relating to street name shares that are not voted by brokers or other nominees ("broker non-votes") on one but less than all matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote at the annual meeting as to such matter.

                                STOCK OWNERSHIP

Management Ownership

The following table shows the beneficial ownership of Tribune stock by each director and executive officer named in the summary compensation table, and by all directors and executive officers as a group, in each case as of February 29, 2000. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Share numbers and per share prices of Tribune common stock set forth in this proxy statement have all been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend distributed on September 9, 1999.


                                               Shares of Common Stock
                                                    Beneficially      Options Exercisable Shares of Preferred Stock
                     Name                           Owned(1)(2)         within 60 days    Beneficially Owned(1)(3)
-------------------------------------------------------------------------------------------------------------------
  James C. Dowdle                                      757,987(4)(5)         809,184                 --
-------------------------------------------------------------------------------------------------------------------
  Dennis J. FitzSimons                                 371,153               100,150                  899
-------------------------------------------------------------------------------------------------------------------
  Jack Fuller                                          229,513(4)            103,664                  805
-------------------------------------------------------------------------------------------------------------------
  Diego E. Hernandez                                    14,258                20,000                 --
-------------------------------------------------------------------------------------------------------------------
  David D. Hiller                                      201,618                17,500                  765
-------------------------------------------------------------------------------------------------------------------
  Robert E. La Blanc                                    33,480                20,000                 --
-------------------------------------------------------------------------------------------------------------------
  John W. Madigan                                    1,624,242(4)(5)         319,678                  899
-------------------------------------------------------------------------------------------------------------------
  Nancy Hicks Maynard                                    9,458                 4,000                 --
-------------------------------------------------------------------------------------------------------------------
  Andrew J. McKenna                                    192,905                20,000                 --
-------------------------------------------------------------------------------------------------------------------
  Kristie Miller                                       787,986(5)             20,000                 --
-------------------------------------------------------------------------------------------------------------------
  James J. O'Connor                                     42,658                  --                   --
-------------------------------------------------------------------------------------------------------------------
  Donald H. Rumsfeld                                    22,452                20,000                 --
-------------------------------------------------------------------------------------------------------------------
  Patrick G. Ryan                                        9,492                12,000                 --
-------------------------------------------------------------------------------------------------------------------
  Dudley S. Taft                                        80,258                16,000                 --
-------------------------------------------------------------------------------------------------------------------
  Arnold R. Weber                                       18,180                20,000                 --
-------------------------------------------------------------------------------------------------------------------
  Directors and Executive Officers as a group
   (20 persons)                                      4,711,004(6)          1,806,561(6)             5,447

--------
(1) Each amount represents less than 1% of the class, unless otherwise indicated.
(2) Includes shares beneficially owned under the SIP and ESOP (including common stock into which ESOP preferred stock allocated to the individual's account is convertible). The individual plan participants have the right to direct the voting of plan shares allocated to their accounts.
(3) Represents shares allocated to participants' accounts under the ESOP.
(4) Does not include a total of 40,724,876 shares owned by the Robert R. McCormick Tribune Foundation and 4,300,800 shares owned by the Cantigny Foundation (see "Principal Shareholders").
(5) Includes shares of common stock as to which beneficial ownership is disclaimed as follows: Mr. Dowdle, 37,980 shares; Mr. Madigan, 84,150 shares; and Ms. Miller, 38,592 shares.
(6) Collectively, represents approximately 2.7% of the class.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and officers complied during fiscal 1999 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Principal Shareholders
The following table and footnotes set forth information as of February 29, 2000 with respect to each person who is known to Tribune management to be the beneficial owner of more than 5% of any class of Tribune stock:

                                               Common Stock       Preferred Stock
                                 --------------------------------------------------
                                             Number     Percent   Number   Percent
        Name and Address of Owner           of Shares   of Class of Shares of Class
-----------------------------------------------------------------------------------
  Robert R. McCormick Tribune Foundation
  Cantigny Foundation(1)                   45,025,676    18.96%     --        --
    Room 770
    435 North Michigan Avenue
    Chicago, IL 60611
-----------------------------------------------------------------------------------
  The Northern Trust Company(2)           26,919,468(3)  11.33   1,217,133   100%
    50 South LaSalle Street
    Chicago, IL 60675

--------
(1) The investment and voting power of each of the Robert R. McCormick Tribune Foundation and the Cantigny Foundation is vested in a board of five directors, consisting of James C. Dowdle, Jack Fuller, John W. Madigan and two former Tribune officers.
(2) On February 29, 2000, The Northern Trust Company ("Northern Trust"), as ESOP trustee, held 2,185,920 shares of Tribune common stock on behalf of the ESOP and was deemed to hold 19,474,128 shares of Tribune common stock into which the Tribune preferred stock is convertible, which shares are included in determining the percent of class owned. All ownership attributed to Northern Trust in its capacity as ESOP Trustee is shared with the participants in the ESOP.
(3) Holdings based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000 by Northern Trust, pursuant to which Northern Trust had sole voting power with respect to 3,351,733 shares; shared voting power with respect to 23,503,113 shares; sole dispositive power with respect to 1,007,866 shares; and shared dispositive power with respect to 23,327,907 shares.

Related Transactions

Tribune Properties, Inc. and Chicago Tribune Company lease office space and together with other Tribune business units provide services to the Robert R. McCormick Tribune Foundation. During 1999, the Foundation paid $335,434 to Tribune for the leased space and services.

Employee Benefit Plan Voting Rights

As of the Record Date, Northern Trust, as trustee for the ESOP, held 1,217,133 shares of Tribune preferred stock, of which 820,962 shares were allocated to participant accounts, and 2,185,906 shares of Tribune common stock, all of which were allocated to participant accounts. As of the Record Date, Vanguard Fiduciary Trust Company, as trustee of the SIP, held 3,549,180 shares of common stock. Employee participants of the ESOP and SIP have the right to instruct the trustee on how the shares allocated to their accounts are to be voted. The trust agreements direct the trustees to vote all allocated shares for which no participant instructions are received and all unallocated shares, if any, in the same proportion as votes cast on behalf of participants who completed and returned a voting instruction card or followed the telephone or Internet voting procedures described on such card.

As of the Record Date, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee of the ESPP, held 2,839,264 shares of Tribune common stock.

                           PROPOSALS TO BE VOTED UPON

ITEM 1--ELECTION OF DIRECTORS

The Board is divided into three classes of four directors each. Directors hold office for staggered terms of three years each, so that the term of one class expires at each annual meeting. Four directors will be elected at this year's annual meeting. The nominees receiving the highest numbers of votes cast for the number of positions to be filled shall be elected.

Unless contrary instructions are given, all proxies will be voted for the election of Dennis J. FitzSimons, Diego E. Hernandez, Robert E. La Blanc and Andrew J. McKenna to hold office until the 2003 annual meeting. Although Mr. McKenna is being elected to a three-year term, under Tribune's present by-laws, he would not be eligible to serve beyond the 2002 annual meeting, which is the meeting next following his 72nd birthday. Accordingly, Mr. McKenna is presently expected to retire from Board service at the 2002 annual meeting.

Each of the nominees other than Mr. FitzSimons is an incumbent director. Mr. FitzSimons has been nominated to fill the vacancy created by the retirement of long-time Tribune executive and director James C. Dowdle. If any of the nominees becomes unavailable for election, an event which is not now anticipated, proxies will be voted for the election of a substitute nominee as may be selected by the Board.

Information regarding each of the nominees and the other directors continuing in office is set forth beginning on the following page.

The Board recommends a vote FOR the election of the named nominees as Tribune directors.

ITEM 2--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board has selected PricewaterhouseCoopers LLP to serve as the Company's independent certified public accountants for 2000. PricewaterhouseCoopers LLP is the surviving entity in a merger between Price Waterhouse LLP and Coopers & Lybrand L.L.P., which was consummated in 1998. Price Waterhouse LLP has audited and rendered its opinion on Tribune's financial statements for many years. Representatives of PricewaterhouseCoopers LLP will be present at the 2000 annual meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Tribune's independent accountants.

                               BOARD OF DIRECTORS

The following descriptions of the business experience of our directors and new nominee include the principal positions held by them from March 1995 to the date of this proxy statement.

[Photo]
                             Dennis J. FitzSimons (Nominee)
                             Executive Vice President of Tribune Company since January 2000; President, Tribune Broadcasting Company, a subsidiary of Tribune Company, from May 1997 to December 1999; Executive Vice President, Tribune Broadcasting Company, until May 1997. Age: 49.
[Photo]
                             Diego E. Hernandez (Nominee)
                             Vice Admiral, U.S. Navy (Retired) and President, Marine Technology Group, Inc., a technical consulting service. Class of 2000. Age: 65. Director since 1991.
[Photo]
                             Robert E. La Blanc (Nominee)
                             President, Robert E. La Blanc Associates, Inc., consultants in information technology. Director of Chartered Semiconductor Manufacturing Ltd.; Salient 3 Communications, Inc.; Storage Technology Corp.; The Titan Corporation; two families of Prudential mutual funds. Class of 2000. Age: 66. Director since 1982.
[Photo]
                             John W. Madigan
                             Chairman since January 1996, Chief Executive
                             Officer since May 1995 and President of Tribune Company; President of Tribune Publishing Company, a subsidiary of Tribune Company, until May 1994; Publisher, Chicago Tribune until May 1994. Class of 2001. Age: 62. Director since 1975.

[Photo]
                             Nancy Hicks Maynard
                             President, Maynard Partners Incorporated, consultants in news media economics; Chair, The Freedom Forum Media Studies Center from March 1996 to September 1997; Director, Economics of News Project, since September 1997; Member, Global Business Network. Previously served as Deputy Publisher and Co-owner, Oakland Tribune. Class of 2001. Age: 53. Director since 1995.
[Photo]
                             Andrew J. McKenna (Nominee)
                             Chairman and Chief Executive Officer, Schwarz, an international distributor of paper packaging and related products and a printer, producer and converter. Director of Aon Corporation; McDonald's Corporation; Skyline Corporation. Class of 2000. Age: 70. Director since 1982.
[Photo]
                             Kristie Miller
                             Author; Journalist, The Daily News-Tribune, Inc. of LaSalle, Illinois. Class of 2002. Age: 55. Director since 1981.
[Photo]
                             James J. O'Connor
                             Retired Chairman and Chief Executive Officer of Unicom Corporation, a holding company, where he served from June 1994 until March 1998, and of Commonwealth Edison Company, an electric utility, where he served from 1980 to March 1998. Director of American National Can Group, Inc.; Corning Incorporated; Smurfit-Stone Container
                             Corporation; UAL Corporation. Class of 2001. Age:
                             63. Director since 1985.
[Photo]
                             Donald H. Rumsfeld
                             Chairman and Director of Gilead Sciences, Inc., a pharmaceutical company, since January 1997. Previously served as a member of the U.S. Congress, U.S. Ambassador to NATO, White House Chief of Staff, Secretary of Defense, and Chief Executive Officer of G.D. Searle & Company and General Instrument Corporation. Director of ABB Ltd.; Amylin Pharmaceuticals, Inc. Class of 2002.
                             Age: 67. Director since 1992.

[Photo]
                             Patrick G. Ryan
                             Chairman, Chief Executive Officer and Director of Aon Corporation, a broad-based insurance holding company. Director of Sears, Roebuck and Co. Class of 2002. Age: 62. Director since 1997.
[Photo]
                             Dudley S. Taft
                             President and Director, Taft Broadcasting
                             Company, an investor in media and entertainment companies. Chairman, President and Chief Executive Officer of WPHL-TV, Inc., a subsidiary of the Company, until February 1996. Director of CINergy Corp.; Fifth Third Bancorp; Southern Star Group; The Union Central Life Insurance Company. Class of 2002. Age: 59. Director since 1996.
[Photo]
                             Arnold R. Weber
                             President-Emeritus, Northwestern University since January 1999. President, Civic Committee of the Commercial Club of Chicago until July 1999. Chancellor, Northwestern University until December 1998. Director of Aon Corporation; Burlington Northern Santa Fe Corporation; Deere & Company; Diamond Technology Partners, Inc.; PepsiCo, Inc. Class of 2001. Age: 70. Director since 1989.

Director Compensation

Directors who are not Tribune employees receive annual stock awards, stock options and meeting fees. Eligible directors each receive a basic stock award of shares of Tribune common stock on the day following each annual meeting. In addition, certain of the eligible directors who serve as a chairman of a standing Board committee receive a supplemental stock award of shares of Tribune common stock on the same date. Each eligible director also receives a $1,500 fee for each Board meeting attended and a $1,000 fee for each committee meeting attended. Tribune reimburses directors for travel expenses incurred in attending meetings.

The basic stock awards and the supplemental stock awards are stated in dollars but paid in shares of Tribune common stock. For 1999, the basic stock awards and the supplemental stock awards were calculated by dividing $50,000 and $6,000, respectively, by the fair market value of Tribune common stock on the day of the annual meeting, which was $41.91.

Directors may defer receipt of all or a portion of their stock awards and fees. Directors who elect to defer amounts are credited with deemed income, based on investments they select. Payment of deferred amounts together with credited income will be made over a series of years in the future.

On the date of each annual meeting, each non-employee director is granted an option to purchase 4,000 shares of Tribune common stock at the fair market value of such shares on such date. On May 4, 1999, each non-employee director was granted an option to purchase 4,000 shares of Tribune common stock at $41.91 per share, reflecting the fair market value of Tribune common stock on such date. Each option was granted for a term of 10 years and became exercisable six months and one day after the date it was granted. In the event of a change in control of Tribune, all options become immediately exercisable. A "change in control" means (a) the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities, (b) a change in the composition of the Board whereby the individuals who as of May 6, 1997, constituted the Board cease to constitute at least a majority of the Board without approval of the Board, or
(c) approval of a merger or reorganization of Tribune where the prior shareholders do not thereafter own more than 50% of the reorganized company. Option exercises may be paid for in cash or by delivery of Tribune common stock already owned for at least six months by the nonemployee director valued at fair market value on the date of exercise. In the event of a stock dividend or stock split, or combination or other change in the number of issued shares of Tribune common stock, a merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of Tribune's assets or dissolution of Tribune, automatic adjustments are to be made in the price, number and types of shares subject to options in order to prevent the dilution or enlargement of rights under options granted. Options are not transferable, otherwise than by will or by the laws of descent and distribution. If the director leaves the Board for any reason, the options that were then exercisable may be exercised by the earlier of (a) the tenth anniversary of the date of grant or (b) the third anniversary of the date such individual ceases to be a director.

On March 7, 2000, the closing price of Tribune common stock was $39.44.

Stock Ownership Guideline

Effective March 1, 2000, Tribune established a stock ownership guideline for its outside directors. The suggested stock ownership level is five times the most recent annual stock award paid to outside directors. Based on the 1999 annual stock award of $50,000, the present guideline is $250,000. Outside directors are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Tribune shares held in deferred compensation accounts are counted in satisfying the guideline but unexercised stock options are not. Tribune believes that this guideline has the positive effect of further aligning the interests of Tribune's outside directors with those of its shareholders. All of Tribune's outside directors presently satisfy the suggested stock ownership level.

Meetings and Committees of the Board

The Board held seven meetings during 1999. No director attended fewer than 75% of the total number of meetings of the Board and its committees on which he or she served during 1999. The Board has standing audit, governance and compensation, executive and finance committees. Until January 2000, the Board maintained a technology committee. The function of the technology committee has been assumed by the full Board. The following table shows the membership of the various Board committees during 1999.

                             Governance and
            Name       Audit  Compensation  Executive Finance Technology
------------------------------------------------------------------------
 James C. Dowdle                               X                 X
------------------------------------------------------------------------
 Diego E. Hernandez      X                              X        X
------------------------------------------------------------------------
 Robert E. La Blanc      X                              X*       X
------------------------------------------------------------------------
 John W. Madigan                               X*                X
------------------------------------------------------------------------
 Nancy Hicks Maynard     X                              X        X
------------------------------------------------------------------------
 Andrew J. McKenna                X*           X
------------------------------------------------------------------------
 Kristie Miller                   X
------------------------------------------------------------------------
 James J. O'Connor                X
------------------------------------------------------------------------
 Donald H. Rumsfeld               X            X                 X*
------------------------------------------------------------------------
 Patrick G. Ryan                  X            X
------------------------------------------------------------------------
 Dudley S. Taft          X                              X        X
------------------------------------------------------------------------
 Arnold R. Weber         X*                    X        X

--------
*Chair

Audit Committee

The function of the audit committee includes reviewing the engagement of Tribune's independent accountants, meeting with representatives of management, the independent accountants and internal auditors to discuss financial reporting, accounting and internal control matters, reviewing the audited financial statements and reviewing recommendations made by the independent accountants with respect to accounting methods, organization and operations and internal controls. The audit committee met three times during 1999.

Governance and Compensation Committee

The function of the governance and compensation committee includes reviewing the compensation for Tribune's chief executive officer, consulting with the chief executive officer with respect to the compensation of other Tribune executives and administering and determining awards under Tribune's incentive compensation and other employee benefit plans. The committee also identifies and proposes Board candidates. The committee will consider nominees recommended by shareholders if submitted in accordance with procedures set forth under the caption "Shareholder Proposals For 2001 Annual Meeting." The committee also has other responsibilities relating to corporate governance, including studying Board size, composition, committee structure and committee membership. The committee met four times during 1999.

Executive Committee

The executive committee exercises the authority of the Board on such matters as are delegated to it by the Board from time to time and exercises the authority of the Board between meetings. Because of the frequency of Board meetings in 1999, the executive committee did not meet and was not required to take any action in 1999.

Finance Committee

The function of the finance committee includes reviewing with management the capital needs of Tribune and its subsidiaries and providing consultation on major borrowings and proposed issuances of debt and equity securities. The committee met one time during 1999.

Technology Committee

The function of the technology committee included reviewing with management the technology strategies and initiatives of Tribune and its subsidiaries. The committee met two times during 1999.

                             EXECUTIVE COMPENSATION

Governance and Compensation Committee Report on Executive Compensation

Overview

Tribune seeks to offer a compensation package necessary to attract and retain top-quality management employees and which reflects competitive conditions in the lines of business in which Tribune is engaged and in the geographic areas where the services are to be performed. Elements of compensation are designed to reflect the performance of Tribune and the employee.

The 1999 compensation package paid to executive officers and other management personnel of Tribune consisted of five elements:

 .salary;

 .annual incentive bonus;

 .stock options;

 .stock awards; and

 .other benefits.

Tribune executive officers and other management employees are eligible to receive annual incentive bonuses, stock options and stock awards pursuant to the 1997 Incentive Compensation Plan (the "Plan"). The purpose of the Plan is to provide incentives to management and other key employees to increase the value of Tribune's common stock. Shareholder Value Added, or SVA, is used to measure corporate performance because of the close association between increases in SVA and increases in the return on investment for our shareholders. SVA is defined as after-tax profit less a charge for the average capital invested. After-tax profit equals operating profit, plus equity income
(loss), amortization of intangible assets and interest income on notes receivable, less taxes. Capital equals equity plus debt and deferred liabilities.

Salaries

Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position. Comparative salaries paid by other companies, based on compensation surveys prepared by independent outside organizations, are considered in evaluating the salary level for a given position. These surveys include hundreds of companies representing a broad cross-section of American business and cover more companies than are included in the two indices used in the performance graph appearing later in this proxy statement. Each set of data used is selected because it is believed to be the best available for its intended purpose. The governance and compensation committee (the "Committee") sets salaries within the range of accepted practice but does not target a specific percentile range within the comparative groups in setting executive officers' salaries. The particular qualifications of the individual holding the position and his or her level of experience are also considered in establishing a salary level.

Salaries of executive officers are reviewed annually and at the time of promotions. The performance and contribution of the individual to Tribune are the primary criteria influencing salary adjustments. Salary changes reflect Tribune's performance to the extent that the performance is considered in establishing the salary guidelines applicable for all salaried employees during the current year. The Committee also reviews comparative surveys of salary information for comparable positions as described in the preceding paragraph in connection with the annual salary review. The sources of the data used varies from executive to executive based on the availability of comparable information relative to each position. Salaries of all executive officers are reviewed early in the year and changes are made effective as of the end of February.

The salary of John W. Madigan, Tribune's Chairman, President and Chief Executive Officer, was increased by $31,485 to $818,605 effective as of February 21, 1999. This represented an approximate 4% increase in Mr. Madigan's salary. The rate of increase was consistent with Tribune's overall merit increase guidelines based upon performance for salaried employees for 1999.

Annual Incentive Bonus

Tribune's annual management incentive program provides executive officers and other key employees the opportunity to earn an annual incentive bonus based on their performance and the financial performance of their business unit, group or Tribune as a whole. SVA is used as the financial performance measure for determining annual incentive bonuses. In February 1999, the Committee established the 1999 minimum and maximum SVA goals for Tribune and each business group. The Committee also established target bonus levels, stated as a percentage of year-end salary, for each executive officer, based on his or her level of responsibility.

Individual bonuses for executive officers other than Mr. Madigan and Mr. Dowdle are awarded from a pool established by multiplying the target bonuses for all participants within a specific business unit or group by the respective level of performance toward the established SVA goals. In February 1999, the Committee established an award scale, with 40% of the target bonus pool earned if the minimum SVA goal was achieved and up to 200% of the target bonus pool earned if the maximum SVA goal was achieved. Bonus awards from the available pool are allocated to eligible executives at the discretion of the business unit leader, subject to the approval of the president of the business group and Mr. Madigan.

In considering bonuses for executive officers named in the summary compensation table other than Mr. Madigan, the Committee receives an assessment of the performance of each executive from Mr. Madigan and discusses the assessments with him. In assessing the performance of Mr. Madigan, the Committee meets privately with other outside directors for that purpose.

The bonuses for Mr. Madigan and Mr. Dowdle were calculated based upon Tribune's SVA achievement and their individual performance and achievements in 1999, subject to certain limitations imposed by the Plan related to Tribune's earnings before interest, taxes, depreciation and amortization. The Committee awarded Mr. Madigan a bonus of $1,750,000 for 1999, which reflects the achievement of 200% of Tribune's 1999 SVA goal and the outside directors' evaluation of Mr. Madigan's individual performance and achievements in 1999.

Stock Options

Tribune for many years has used stock options as long-term incentives for executives. Stock options are used because they directly relate the amounts earned by the executives to the amount of appreciation realized by Tribune shareholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build an ownership interest in Tribune. The Plan provides for a 10-year exercise period for stock options and gives the Committee the ability to modify the vesting schedule for stock option grants. Option grants under the Plan generally vest in equal annual installments over a period of four years from the grant date.

The Committee considers stock option awards on an annual basis in February. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence Tribune's long-term performance. The number of options previously awarded to and held by executives is also reviewed but is not an important factor in determining the size of the current award. The number of options actually awarded in any year may be increased or decreased from the target level based on an evaluation of the individual's performance, but the Committee does not use any particular corporate or business unit performance measures in determining the size of stock option grants to individual executive officers.

In February 1999, the Committee awarded Mr. Madigan a nonqualified stock option to purchase 260,000 shares at the current fair market value of the stock, which was then $32.13. The award was consistent with the number of shares that had been awarded to Tribune's chief executive officer in recent years.

To encourage stock ownership by executive officers, replacement stock options ("replacement options") are granted simultaneously with the exercise of the original stock option. Replacement options are intended to encourage an executive officer to exercise a stock option earlier than might otherwise occur, thus resulting in increased share ownership by the executive officer. Replacement options are granted when an executive officer exercises an option by surrendering (or attesting to) currently owned shares to purchase the shares subject to the option as well as to satisfy tax withholding obligations related to the exercise of the option. Replacement options are subject to the same terms and conditions as the original options, including the expiration date, except that the option price of a replacement option is the fair market value on the date of its grant rather than the option price of the original option and replacement options do not become exercisable until one year after award. The grant of replacement options does not result in an increase in the total combined number of shares and options held by an employee and, therefore, does not increase amounts paid by Tribune. As shown in the table beginning on page 16, Mr. Madigan received replacement options during 1999 based on his exercise of previously awarded options.

Stock Awards

The Plan also provides for performance equity program awards to be granted to certain executive officers based upon the achievement of certain intermediate-term SVA goals. Performance equity program awards are subject to such performance and other conditions as are specified by the Committee. In February 1997, Mr. Madigan was allocated 18,080 shares of Tribune common stock as his target performance equity program award. Because Tribune exceeded its SVA goals for fiscal years 1997 through 1999, performance equity program awards in excess of the target allocations were distributed to participating executive officers in February 2000. Mr. Madigan's award was 27,120 shares, which represented 150% of his targeted allocation. No shares were allocated or distributed under the performance equity program in 1999 and no further awards under the performance equity program are contemplated.

Other Benefits

The executive officers participate in various health, life, disability and retirement benefit programs that are generally made available to all salaried employees. Certain programs such as the SIP and the ESPP provide employees with the opportunity to acquire Tribune common stock. In addition, the executive officers participate in the ESOP on a consistent basis with other employees. Tribune also maintains a supplemental defined contribution plan for employees who earn salaries in excess of the limit imposed by the Code, to replace contributions lost by the imposition of such limit. The ESOP relates the amount of retirement benefits that will ultimately be received to the value of Tribune common stock. Executive officers also receive certain traditional benefits and perquisites that are customary for their positions.

Stock Ownership Guidelines

Effective January 1, 1996, the Committee implemented stock ownership guidelines for approximately 85 executives. The guidelines generally range from a high of five times annual salary in the case of Mr. Madigan to two times annual salary. Executives are expected to achieve the suggested ownership level over a five-year period in increments of 20% per year. Shares held in Tribune benefit plans are counted in satisfying the guidelines but unexercised stock options are not counted. The Committee believes that these guidelines have the positive effect of further aligning the interests of Tribune's executives with those of its shareholders. All of the executive officers named in the summary compensation table have achieved their suggested stock ownership levels. The stock ownership guidelines were revised in February 2000 such that they now range from a high of ten times annual salary in the case of Mr. Madigan to two times annual salary and apply to approximately 120 executives.

Tax Deductibility of Executive Compensation

The Code imposes a $1 million limit on the tax deduction for certain executive compensation payments. Certain compensation, including performance-based compensation meeting specified requirements, is exempt from the $1 million deduction limit established by Section 162(m) of the Code. In 1999, the Committee granted awards pursuant to the Plan that were not subject to the deduction limit. The Committee intends to continue to grant awards pursuant to the Plan that are not subject to the deduction limit to the extent that the structure of such awards is consistent with corporate performance objectives.

Andrew J. McKenna, Chairman
Kristie Miller
James J. O'Connor
Donald H. Rumsfeld
Patrick G. Ryan

Summary Compensation Table

                                                                              Long-Term
                                               Annual Compensation          Compensation
                               -------------------------------------------------------------
                                                                          Awards    Payouts
                                                                        ---------- ----------
                                                                        Securities
                                                                        Underlying    LTIP       All Other
     Name and Principal Position      Year Salary(1)   Bonus     Other  Options(2) Payouts(3) Compensation(4)
-------------------------------------------------------------------------------------------------------------
  John W. Madigan                     1999 $813,761  $1,750,000 $20,838 1,124,382  $1,047,510    $168,054
   Chairman, President and            1998  797,065     900,000  36,390   881,188      --          39,761
   Chief Executive Officer            1997  752,080   1,100,000  32,997 1,050,436      --          46,050
-------------------------------------------------------------------------------------------------------------
  James C. Dowdle                     1999  649,154     650,000  16,382   644,184     833,141     134,384
   Executive Vice President           1998  635,577     475,000  16,176   479,454      --          39,761
                                      1997  597,673     550,000   9,900   794,964      --          46,050
-------------------------------------------------------------------------------------------------------------
  Dennis J. FitzSimons                1999  502,462     550,000   7,748   368,876     618,309     105,008
   President,                         1998  486,115     400,000   7,978   354,648      --          39,761
   Tribune Broadcasting Company       1997  458,885     360,000   5,204   342,886      --          46,050
-------------------------------------------------------------------------------------------------------------
  Jack Fuller                         1999  457,231     300,000   6,820   285,806     484,358      95,126
   President,                         1998  447,558     250,000  11,359   210,000      --          39,761
   Tribune Publishing Company         1997  395,576     325,000  11,191   293,442      --          46,050
-------------------------------------------------------------------------------------------------------------
  David D. Hiller                     1999  378,615     360,000   1,553   238,664     486,675      79,046
   Senior Vice President/Development  1998  370,105     195,000   1,533   193,998      --          39,761
                                      1997  349,163     255,000   3,481    78,730      --          46,050

--------
(1) Amounts represent salary compensation for 52 weeks for all fiscal years shown.
(2) Amounts represent new options and replacement options to purchase shares of common stock granted during fiscal years 1999, 1998 and 1997. New options granted in fiscal years 1999, 1998 and 1997 were as follows: Mr. Madigan, 260,000, 250,000 and 220,000, respectively; Mr. Dowdle, 0, 140,000 and 120,000, respectively; Mr. FitzSimons, 104,000, 100,000 and 90,000, respectively; Mr. Fuller, 84,000, 80,000 and 70,000, respectively; and Mr. Hiller, 70,000, 60,000 and 50,000, respectively.
(3) Amounts represent the value of performance equity program stock awards paid as of February 15, 2000, based upon achievement of established SVA goals for fiscal years 1997 through 1999.
(4) The amounts reported in this column for fiscal year 1999 consist of $32,728 allocated to each of the named executive officers under the ESOP, matching contributions of $1,600 credited to each of the named executive officers under the SIP and allocations under the supplemental defined contribution plan as follows: Mr. Madigan, $133,726; Mr. Dowdle, $100,056; Mr. FitzSimons, $70,680; Mr. Fuller, $60,798; and Mr. Hiller, $44,718.

Option Grants in Last Fiscal Year

The following table presents information as to stock options granted during the fiscal year ended December 26, 1999. The grant of a replacement option upon the exercise of an existing option is intended to promote increased employee share ownership by encouraging the early exercise of existing options. The grant of a replacement option (as described on page 13) does not result in an increase in the total combined number of shares and options held by an employee and, therefore, does not increase amounts paid by Tribune.

                                                  Individual Grants
               ------------------------------------------------------------------------------------
                                        % of Total
                        Number of        Options
                       Securities       Granted to
                   Underlying Options  Employees in Exercise Price                    Grant Date
       Name            Granted(1)      Fiscal Year    Per Share    Expiration Date Present Value(2)
---------------------------------------------------------------------------------------------------
  John W. Madigan    New Grant 260,000     2.42%        $32.13        02/16/09        $2,360,800
                   Replacement Options
                                79,018     0.73          36.34        02/07/03           492,085
                                70,242     0.65          36.34        03/01/02           437,432
                                49,436     0.46          36.34        08/28/02           307,863
                                55,982     0.52          36.34        08/27/03           348,628
                                34,814     0.32          42.13        08/31/00           230,956
                                46,574     0.43          42.97        08/30/01           342,910
                                95,346     0.89          42.97        12/19/00           644,062
                                 8,164     0.08          42.97        02/07/03            60,109
                                54,750     0.51          44.00        07/28/08           412,782
                                42,710     0.40          44.06        07/29/07           322,465
                               114,338     1.06          44.03        08/30/06           862,657
                               119,016     1.11          44.03        08/25/05           897,952
                                51,954     0.48          44.03        08/26/04           391,983
                                42,038     0.39          44.03        07/29/07           317,168
---------------------------------------------------------------------------------------------------
  James C. Dowdle  Replacement Options
                                31,942     0.30          36.34        06/02/01           198,919
                                70,242     0.65          36.34        03/01/02           437,432
                                 9,134     0.08          36.34        12/31/02            56,882
                                52,038     0.48          36.34        08/30/01           324,067
                                79,018     0.73          36.34        12/31/02           492,085
                                55,988     0.52          36.34        12/31/02           348,665
                                37,570     0.35          36.34        08/31/00           232,483
                                 3,504     0.03          36.34        06/02/01            21,821
                                28,192     0.26          52.50        12/31/02           253,612
                                45,002     0.42          42.97        08/20/02           331,336
                                71,426     0.66          44.03        12/31/02           538,895
                                63,518     0.59          44.03        12/31/02           479,231
                                52,082     0.48          44.03        12/31/02           392,948
                                21,970     0.20          44.03        12/31/02           165,759
                                21,677     0.20          52.50        12/31/02           195,004
                                   881     0.01          52.50        12/31/02             7,925

                                                       Individual Grants
                 ---------------------------------------------------------------------------------------
                                             % of Total
                             Number of        Options
                            Securities       Granted to
                        Underlying Options  Employees in Exercise Price                    Grant Date
          Name              Granted(1)      Fiscal Year    Per Share    Expiration Date Present Value(2)
--------------------------------------------------------------------------------------------------------
  Dennis J. FitzSimons    New Grant 104,000     0.97%        $32.13        02/16/09         $944,320
                        Replacement Options
                                     24,790     0.23          38.09        08/30/01          161,814
                                     22,434     0.21          38.09        08/28/02          146,436
                                     26,926     0.25          38.22        08/26/04          176,333
                                      4,394     0.04          41.97        08/31/00           29,042
                                      8,788     0.08          41.97        08/31/00           58,083
                                      4,592     0.04          41.97        08/28/02           33,023
                                     17,706     0.16          41.97        08/27/03          127,331
                                      8,440     0.08          42.97        08/31/00           57,113
                                     11,188     0.10          42.97        08/27/03           82,374
                                     17,476     0.16          44.03        07/29/07          131,853
                                     21,892     0.20          44.03        07/28/08          165,171
                                     45,730     0.43          44.03        08/30/06          345,024
                                     33,324     0.31          44.03        08/25/05          251,423
                                     17,196     0.16          44.03        07/29/07          129,740
--------------------------------------------------------------------------------------------------------
  Jack Fuller              New Grant 84,000     0.78          32.13        02/16/09          762,720
                        Replacement Options
                                     31,220     0.29          38.09        08/25/05          203,785
                                      6,964     0.06          38.09        08/28/02           45,457
                                     24,348     0.23          38.09        08/30/01          158,929
                                      9,378     0.09          38.09        08/27/03           61,214
                                     10,754     0.10          38.09        08/27/03           70,196
                                     12,552     0.12          53.50        07/29/07          115,067
                                     11,055     0.10          53.50        08/30/06          101,343
                                     12,195     0.11          53.50        07/29/07          111,794
                                     15,972     0.15          53.50        07/28/08          146,419
                                      1,832     0.02          41.97        08/26/04           13,175
                                      6,590     0.06          41.97        08/27/03           47,391
                                     17,606     0.16          41.97        08/31/00          116,365
                                     15,444     0.14          41.97        08/28/02          111,064
                                     10,078     0.09          41.97        08/31/00           66,610
                                     15,818     0.15          44.03        08/30/06          119,344
--------------------------------------------------------------------------------------------------------
  David D. Hiller          New Grant 70,000     0.65          32.13        02/16/09          635,600
                        Replacement Options
                                      4,050     0.04          34.31        08/26/04           23,812
                                     28,054     0.26          34.31        08/25/05          164,943
                                     26,074     0.24          34.31        08/30/06          153,302
                                     10,900     0.10          34.31        07/29/07           64,087
                                      3,146     0.03          43.22        08/31/00           20,837
                                     13,932     0.13          43.91        08/31/00           92,869
                                     11,000     0.10          43.91        08/30/01           82,757
                                     10,734     0.10          43.91        08/28/02           80,756
                                     22,868     0.21          43.91        08/27/03          172,045
                                     15,060     0.14          43.91        08/26/04          113,302
                                     13,140     0.12          44.00        07/28/08           99,068
                                      9,706     0.09          44.06        07/29/07           73,281

--------
(1) Includes both new options and replacement options to purchase Tribune common stock granted under the 1997 Incentive Compensation Plan and preceding plans. All options permit the optionee to pay the exercise price with Tribune common stock owned for six months and to pay withholding tax with shares acquired on exercise. Tribune has a policy to award replacement options to executives who exercise options in this manner at a time when the closing stock price as reported on the New York Stock Exchange Composite Transactions list is at least 25% above the exercise price. New options are generally exercisable in four equal annual installments after award and replacement options are exercisable one year after award but, in either case, immediately upon a change in control. Replacement options are awarded upon exercise of a nonqualified option with payment made with previously owned Tribune common stock. The replacement option has a term equal to the remaining term of the option exercised and is conditioned on the individual retaining ownership of the shares acquired on exercise of the option giving rise to the replacement award.
(2) Values calculated using the Black-Scholes option pricing model applied as of the grant date. The weighted-average assumptions used to calculate these values for the new grants and the replacement options, respectively, are as follows: risk-free interest rates of 5.11% and 4.85%; expected dividend yields of 1.2% and 1.2%; expected lives of 5 and 2 years (unless, with respect to replacement options, the actual life is less than 2 years); and expected stock price volatility of 23.55% and 27.88%. The actual values may vary significantly from these estimated values and will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

The following table presents information regarding the aggregate option exercises and year-end option values for each of Messrs. Madigan, Dowdle, FitzSimons, Fuller and Hiller for the fiscal year ended December 26, 1999.

                                                 Number of Securities      Value of Unexercised
                         Number of              Underlying Unexercised     In-the-Money Options
                          Shares                   Options at FY-End            at FY-End(1)
                        Acquired on   Value    ------------------------- -------------------------
          Name          Exercise(2)  Realized  Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------------
  John W. Madigan        1,040,766  $9,852,322      0        1,421,882       $0       $21,175,915
  James C. Dowdle          793,034   7,797,514      0          809,184        0        11,211,539
  Dennis J. FitzSimons     333,042   3,186,118      0          488,876        0         7,463,796
  Jack Fuller              292,716   3,411,472      0          380,806        0         5,605,872
  David D. Hiller          281,762   3,456,036      0          308,664        0         5,029,155

--------
(1) Based on a closing stock price of $52.56 per share on December 23, 1999, the last trading day of Tribune's fiscal year.
(2) Represents aggregate number of shares underlying options exercised. The number of shares of Tribune common stock acquired upon the exercise of options in 1999 for each of the above officers was offset by the number of existing or newly acquired shares of Tribune common stock the officer used to pay the exercise price and/or the applicable withholding tax. The net number of shares of Tribune common stock actually acquired by each of the above officers as a result of option exercises in 1999 was as follows: Mr. Madigan, 132,558 shares; Mr. Dowdle, 105,024 shares; Mr. FitzSimons, 42,132 shares; Mr. Fuller, 69,310 shares; and Mr. Hiller, 50,846 shares.

Pension Plan Information

The executive officers named in the summary compensation table participate in the Tribune Company Pension Plan (the "Pension Plan") and the Tribune Company Supplemental Benefit Plan (the "Supplemental Plan"). Until December 31, 1998, the annual pension benefit under the plans, taken together, was in general determined by a participant's credited years of service multiplied by a percentage of the participant's final average compensation (compensation during the final five years of employment). For the executive officers named in the summary compensation table, the sum of amounts listed in the "Salary" column of the summary compensation table was, until December 31, 1998, used as compensation in the calculation of annual pension benefits. The Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable in excess of those limitations will be paid under the Supplemental Plan. The plans were amended in 1989 and the estimated benefits the executive officers named in the summary compensation table may receive depend on which Tribune entity employed the individual prior to the amendments.

Until December 31, 1998, benefits were based on final five-year average salary (see "Salary" column in the summary compensation table that appears on page 15) and years of credited service up to a maximum of 35 years. The pension benefits are not subject to any deduction for social security or other offset amounts. Such amounts are estimated on the assumption that the participant will commence receiving benefits when he reaches age 65 and that he will receive his pension in the form of a life annuity with no surviving benefits. The Pension Plan and the Supplemental Plan were frozen at December 31, 1998 so that participants' service and compensation after that date will not be counted in computing benefits. The executive officers named in the summary compensation table will be entitled to receive under the Pension Plan and the Supplemental Plan annual benefits upon retirement at age 65 as follows: Mr. Madigan, $227,642; Mr. Dowdle, $162,596; Mr. FitzSimons, $108,498; Mr. Fuller, $114,126; and Mr.
Hiller, $53,972. Because the Pension Plan and the Supplemental Plan were frozen, the benefits payable upon retirement to the named executive officers will not vary based on final compensation or additional years of service.

Severance Arrangements

Tribune maintains a Transitional Compensation Plan For Executive Employees, which provides termination benefits to key executives of Tribune and its subsidiaries who are actually or constructively terminated, without cause, within 36 months following a change in control. A "change in control" means (a) the acquisition, other than from Tribune, by a person, entity or group of 20% or more of the combined voting power of Tribune's outstanding voting securities, (b) a change in the composition of the Board whereby the individuals who as of December 7, 1998 constituted the Board cease to constitute at least a majority of the Board without approval of the Board, or
(c) approval of a merger or reorganization of Tribune where the prior shareholders do not thereafter own more than 60% of the reorganized company. "Constructively terminated" means a reduction in the individual's compensation or benefits or a change in the city in which he or she is required to work. Certain participants including Messrs. Madigan, FitzSimons, Fuller and Hiller may elect to terminate their employment during the thirteenth month following a change in control and qualify to receive the benefits under the plan. In the case of executive officers, benefits include (a) payment in cash equal to three times (in certain cases two times) the highest annual rate of base salary in effect within three years of the date of the individual's termination plus three times (in certain cases two times) the individual's average annual bonus paid over the prior three years, (b) outplacement services and (c) continuation of life, health and disability insurance. In addition, the plan provides that Tribune will reimburse the executive for any excise tax that results from payments upon termination being treated as excess parachute payments under federal income tax law. Except for Mr. Dowdle who retired as of December 31, 1999, each of the executive officers named in the summary compensation table is covered by the plan.

All stock options granted to executives become immediately vested and exercisable upon a change in control of Tribune as defined in the applicable plan and in grant agreements evidencing awards. The definitions of change in control are essentially the same as described in the preceding paragraph.

Compensation Committee Interlocks and Insider Participation

Andrew J. McKenna, Kristie Miller, James J. O'Connor, Donald H. Rumsfeld and Patrick G. Ryan served as members of the governance and compensation committee during all of 1999.

Mr. McKenna, chairman of the governance and compensation committee, served as an officer of Chicago National League Ball Club, Inc., a Tribune subsidiary, from August 1981 to December 1984. Subsequent to 1984, Mr. McKenna's sole position with Tribune has been that of an outside director.

Aon Corporation and its subsidiaries received brokerage commissions and fees in 1999 of approximately $648,579 for obtaining certain insurance for Tribune and its subsidiaries. Mr. Ryan is Chairman and Chief Executive Officer of Aon Corporation.

Performance Graph

The following graph compares the five-year cumulative return on Tribune's common stock to the Standard and Poor's 500 Stock Index and to the Standard and Poor's Newspaper Publishing Group Index. Tribune is included in both of these indices.


                                  [LINE CHART]

                               1994    1995    1996    1997    1998    1999
  ---------------------------------------------------------------------------
    Tribune Company           $100.00 $113.72 $149.15 $238.46 $255.58 $429.98
  ---------------------------------------------------------------------------
    S&P Newspaper Publishing
     Group                     100.00  125.84  155.94  244.79  250.24  343.74
  ---------------------------------------------------------------------------
    S&P 500                    100.00  137.45  168.92  225.21  289.43  350.26


Based on $100 invested on December 31, 1994 in Tribune common stock, the Standard and Poor's Newspaper Publishing Group Index and the Standard and Poor's 500 Stock Index. Total return assumes reinvestment of dividends quarterly.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Shareholders may submit proposals appropriate for shareholder action at Tribune's annual meetings consistent with regulations of the Securities and Exchange Commission. Under SEC rules, proposals to be considered for inclusion in the proxy statement for the 2001 annual meeting must be received by Tribune no later than November 24, 2000. Tribune's by-laws set forth additional requirements and procedures regarding the submission by shareholders of matters for consideration at the annual meeting, including a requirement that such proposals be given to the secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. Accordingly a shareholder proposal intended to be considered at the 2001 annual meeting must be received by the secretary after the close of business on January 2, 2001 and on or prior to the close of business on February 1, 2001. Proposals should be directed to Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, Attention: Vice President, General Counsel and Secretary.

The by-laws provide that notice of proposed shareholder nominations for election of directors must be given to the secretary not less than 90 days nor more than 120 days prior to the meeting at which directors are to be elected. Such notice must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of Tribune common stock beneficially owned by him or her and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director of Tribune if elected. Provision is also made for substitution of nominees by the nominating shareholder in the event that a designated nominee is unable to stand for election at the meeting. If the chairman of the meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the governance and compensation committee of the Board the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications.

                                 OTHER MATTERS

An individual purporting to own approximately 86 shares of Tribune common stock has informed Tribune that he may present one or both of the following resolutions for consideration at the annual meeting:

  "RESOLVED: The Tribune Company's by-laws will be posted on the Company's web page. When possible, proposed changes to the by-laws will also be posted on the Company's web page 90 days prior to formal consideration by the Board of Directors. Shareholders may submit written comments regarding the proposed by-law changes to the Secretary of the Company. These shareholders' comments will also be posted promptly on the Company's web page.

  RESOLVED: In order to allow the shareholders equal speech rights at the annual meeting, shareholders will be allowed to submit material for use on the same visual aid equipment used by management. The Board of Directors may establish reasonable rules and requirements for shareholder material."

Each of these resolutions purports to provide a mechanism for shareholders to express their views on corporate governance or other matters. The Board believes that the annual meeting currently provides shareholders who comply with the applicable by-law provisions and the rules and procedures established for the meeting a reasonable opportunity and forum to express their views to the Board, management or other shareholders.

With respect to shareholder review of proposed by-law changes, shareholders should note that Tribune's by-laws are posted on Tribune's Web site (www.tribune.com), are filed with the Securities and Exchange Commission and are publicly available through various online services and through the Commission. Although the Board from time to time considers amendments to the by-laws, it cannot predict when and under what circumstances such amendments may become appropriate and therefore believes that compliance with the notice provisions of the above resolution with respect to proposed by-law amendments is impractical. In addition, the form or substance of proposed amendments to the by-laws are subject to review and comment by the Board at the time they are considered and, thus, any proposed amendment may be modified by the Board prior to adoption.

With respect to the use of visual aid equipment at the annual meeting, shareholders should be aware that Tribune's by-laws and rules and procedures governing the conduct of the annual meeting currently do not limit the ability of shareholders to utilize their own equipment. The Board does not believe, however, that Tribune should bear the cost or responsibility for ensuring the availability or adequacy of visual aid equipment at annual meetings to shareholders desiring to make their own presentations.

Accordingly, the persons named in the accompanying proxy intend to exercise their discretionary authority to vote against each of the resolutions set forth above should they be properly presented at the meeting.

As of the date of this proxy statement, the Board does not know if any matters will be presented to the meeting other than those described herein. If other matters properly come before the meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

Tribune will pay all expenses incurred in connection with the solicitation of proxies. Following the initial solicitation of proxies by mail, Tribune directors, officers and regular employees may solicit proxies in person or by telephone, but without extra compensation. In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies at an estimated cost to us of approximately $12,000 plus out-of-pocket expenses. Such solicitation may be made by mail, telephone or in person. We will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold Tribune stock.

Tribune's 1999 Annual Report is enclosed, but the report is not incorporated in this proxy statement and is not part of the proxy soliciting material. A copy of Tribune's Annual Report on Form 10-K for the fiscal year ended December 26, 1999 filed with the Securities and Exchange Commission, without exhibits, will be provided without charge to any shareholder who requests such report. Requests can be made by contacting the Corporate Relations Department, Tribune Company, 6th Floor, 435 North Michigan Avenue, Chicago, Illinois 60611, telephone 800/757-1694, or via Tribune's Web site (www.tribune.com).

By Order of the Board of Directors

Crane H. Kenney
Vice President, General Counsel and Secretary

Dated: March 24, 2000

P R O X Y

TRIBUNE COMPANY                                                       PROXY CARD
--------------------------------------------------------------------------------
Proxy For Annual Meeting of Shareholders to be Held May 2, 2000

Crane H. Kenney and John W. Madigan, or either of them, are designated as proxies to vote all the shares of Common Stock of Tribune Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 2, 2000, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Dennis J. FitzSimons, Diego E. Hernandez, Robert E. La Blanc and Andrew J. McKenna to serve until the 2003 Annual Meeting (to withhold authority to vote for any individual nominee, write his name in the space provided on the reverse side of this card);

2. ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and

3. with discretionary power in the transaction of such other business as may properly come before the meeting. See "Other Matters."

To vote by telephone or via the Internet, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. Tribune's directors recommend a vote FOR the election of the nominees listed and FOR proposal 2. The proxies shall vote as specified, but if no choice is specified, the proxies shall vote in accordance with the recommendations of Tribune's directors.


                           . FOLD AND DETACH HERE .



[TRIBUNE LOGO]

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                                                                            3074
[X] Please mark your votes as in this example.

This proxy is solicited on behalf of the Board of Directors.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

1. Election of directors.
      (see reverse)

   FOR  WITHHELD
   [_]    [_]

01 Dennis J. FitzSimons    03 Robert E. La Blanc
02 Diego E. Hernandez      04 Andrew J. McKenna

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of independent accountants.

   FOR  AGAINST  ABSTAIN
   [_]    [_]      [_]

3. With discretionary power in the transaction of such other business as may properly come before the meeting.


 Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 SIGNATURE(S)                                                 DATE

    . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL .

                     -----------------------------------

                     -----------------------------------

                                [TRIBUNE LOGO]

Dear Shareholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote By Telephone:

Using a touch-tone phone call toll-free: 1-877-PRX-VOTE (1-877-779-8683)

To Vote By Internet:

Log on to the Internet and go to the website: http://www.eproxyvote.com/trb
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

  Do Not Return this Proxy Card if you are Voting by Telephone or the Internet

Tribune Company                                          VOTING INSTRUCTION CARD
--------------------------------------------------------------------------------
For Annual Meeting of Shareholders to be Held May 2, 2000

The Northern Trust Company, as Trustee for the Tribune Company Employee Stock Ownership Plan, Vanguard Fiduciary Trust Company, as Trustee for the Tribune Company Savings Incentive Plan, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as nominee under the Tribune Company Employee Stock Purchase Plan, are instructed to vote the Tribune Company Common Stock and Preferred Stock allocated and held in my respective plan accounts at the Annual Meeting of Shareholders to be held on May 2, 2000, or at any adjournment thereof, as specified on the reverse side of this card with respect to:

1. the election of directors--the nominees are Dennis J. FitzSimons, Diego E. Hernandez, Robert E. La Blanc and Andrew J. McKenna to serve until the 2003 Annual Meeting (to withhold authority to vote for any individual nominee, write his name in the space provided on the reverse side of this card);

2. ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and

3. with discretionary power in the transaction of such other business as may properly come before the meeting. See "Other Matters."

To vote by telephone or via the Internet, please see the reverse side of this card. To vote by mail, please complete, sign and date this card on the reverse side and mail promptly in the enclosed envelope. Tribune's directors recommend a vote FOR the election of the nominees listed and FOR proposal 2. The trustees and nominee shall vote as specified, but if you return this card and no choice is specified you will be deemed to have instructed the trustees and nominee to vote in accordance with the recommendations of the Board of Directors.



                           . FOLD AND DETACH HERE .



[TRIBUNE LOGO]

Dear Benefit Plan Participant:

You own Tribune stock as a participant in the Employee Stock Ownership Plan, Savings Incentive Plan and/or Employee Stock Purchase Plan. One of the privileges of stock ownership is the right to vote at the annual meeting. This year you may vote on the election of directors and the appointment of independent accountants. These matters are described in detail in the notice of annual meeting and proxy statement that is a part of this mailing.

You may indicate your vote by completing the perforated voting instruction card that appears directly above and returning it to First Chicago Trust Company, a Division of EquiServe, in the enclosed envelope. Alternatively, you may follow the telephonic or Internet voting procedures set forth on the reverse side hereof. Employee involvement is one of Tribune's values, so I encourage you to participate in this important process. Your vote is confidential and will be seen only by First Chicago Trust Company, a Division of EquiServe, as tabulating agent for the plan trustees and administrator.

Sincerely,

/s/ John W. Madigan

                                                                            5745
[X] Please mark your votes as in this example.

This voting instruction card is solicited on behalf of the Board of Directors.
--------------------------------------------------------------------------------
        The Board of Directors recommends a vote FOR proposals 1 and 2.
--------------------------------------------------------------------------------

1. Election of directors.
      (see reverse)

   FOR  WITHHELD
   [_]    [_]

   01 Dennis J. FitzSimons    03 Robert E. La Blanc
   02 Diego E. Hernandez      04 Andrew J. McKenna

For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Ratification of independent accountants.

   FOR  AGAINST  ABSTAIN
   [_]    [_]      [_]

3. With discretionary power in the transaction of such other business as may properly come before the meeting.


 Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian etc., please give full title.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 SIGNATURE(S)                                                  DATE

 . FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR COMPLETED VOTING INSTRUCTION
                                CARD BY MAIL .

                      ----------------------------------

                      ----------------------------------

                                [TRIBUNE LOGO]

Dear Benefit Plan Participant:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your voting instruction card. You will need your voting instruction card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

To Vote By Telephone:

Using a touch-tone phone call toll-free: 1-877-PRX-VOTE (1-877-779-8683)

To Vote By Internet:

Log on to the Internet and go to the website: http://www.eproxyvote.com/trb
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

  Do Not Return this Voting Instruction Card if you are Voting by Telephone or
                                  the Internet